Exhibit 10.1 PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. PARTNERSHIP MILESTONES AGREEMENT This PARTNERSHIP MILESTONES AGREEMENT (this “Agreement”) is dated and made effective as of August 27, 2025 (the “Effective Date”), between NuScale Power, LLC (the “Company” or “NuScale”) and ENTRA1 Energy LLC (“ENTRA1”). Each of NuScale and ENTRA1 are individually referred to as the “Party” and collectively as the “Parties”. RECITALS A. Whereas, ENTRA1 and NuScale are parties to the Strategic Alliance Agreement which was amended, and then further amended and restated in its entirety pursuant to a new Strategic Alliance Agreement, effective May 7, 2025 (“2025 SAA”); B. Whereas, NuScale and ENTRA1 established a joint venture entity, ENTRA1 NuScale LLC, on June 25, 2024, with each Party holding directly/indirectly a 50 percent membership interest; C. Whereas, ENTRAl is NuScale’s exclusive global strategic partner and holds the exclusive rights for the worldwide commercialization, distribution, sales and development of NuScale’s products and services; D. Whereas, it has been the Parties’ mutual understanding and a fundamental component of the established strategic partnership and joint venture relationship that any sale of NuScale’s products and services will include certain mutually agreed to amounts which NuScale shall pay to ENTRA1, as provided in Section 1 below in relation to all contemplated energy and infrastructure projects; E. Whereas, the Parties acknowledge and agree that the structure referred to in Recital D, above has served as the basis of the Parties’ ongoing relationship prior to the Effective Date, and that the terms and conditions in this Agreement reflect certain payment obligations to ENTRA1 of allocatable amounts in connection with the sales and distribution of NuScale’s products and services; F. Whereas, the Parties acknowledge and agree that the business development and, subsequently, project development activities supported by ENTRA1 in connection with NuScale’s products, services, and related commercial initiatives have required, and will continue to require, time, effort, resources and financial expenditures. NuScale further acknowledges and agrees that such activities, including the success of its partnership with ENTRA1, are material to the implementation and success of NuScale’s strategic objectives, business plan, and commercialization program; G. Whereas, NuScale acknowledges ENTRA1’s efforts, expertise, and strategic support and recognizes that, without ENTRA1’s contributions, work, distinctive capabilities, and active involvement as a strategic partner, such opportunities would not have been available;

H. Whereas, NuScale acknowledges the substantial value generated through ENTRA1’s contributions and that such contributions have materially advanced the commercial development, positioning, and success of bringing its technology to market; I. Whereas, the Parties acknowledge that the recent efforts of ENTRA1 and NuScale have matured and anticipate deployment of NuScale’s products in energy and infrastructure projects; J. Whereas, NuScale shall be a key supplier to ENTRA1 with respect to the supply of the small modular reactor (“SMR”) technology contemplated under this Agreement, in accordance with the terms of Section 2; K. Whereas, NuScale recognizes and acknowledges that although NuScale’s technology has not yet been deployed or constructed at commercial scale, it remains the only SMR technology in the United States to have a Standard Design Approval from the United States Nuclear Regulatory Commission, thereby conferring upon NuScale a uniquely validated regulatory status and a competitive advantage in advancing first-of-a-kind nuclear projects; and L. Whereas, in furtherance of the Parties’ strategic alliance and joint-venture relationship, NuScale has agreed to distribute to ENTRA1 certain amounts payable upon the achievement of defined development milestones, where these milestone-based payments are intended in part to be used at ENTRA1’s sole and absolute discretion towards ENTRA1’s efforts, including for development activities. These amounts have been historically and consistently included by NuScale in the pricing of its products and services (as set out in Recital D above). NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, commit to abide by the following terms and conditions: Section 1. Milestone Contribution Allocation. a. NuScale shall make a payment to ENTRA1 or its designated affiliate (the “ENTRA1 Affiliate”) of a milestone contribution amount (the “Milestone Contribution”) equal to [***] for each NuScale Power Module™ or other product by NuScale or its affiliates (each, an “NPM”) which may be nominally rated at 250 MWth (77 MWe) or with other specifications to provide energy and/or steam that is anticipated to be placed in a contemplated project or power plant (each, an “Energy Project”). The Milestone Contribution for each NPM shall be paid as follows: i. Fifteen percent (15%) of the Milestone Contribution for each NPM (i.e., a payment of [***] for each NPM) shall be paid to ENTRA1 or the ENTRA1 Affiliate upon the execution by ENTRA1 or the ENTRA1 Affiliate of a term sheet, memorandum of understanding, letter of intent, or framework agreement (“Non-Binding Document”) with a Third Party (as defined below) in each case directly related to the development of an Energy Project (“Milestone 1”), subject to the conditions in this Agreement. Such documentation may be non-binding in nature and will be shared in part or in full with NuScale at the sole discretion of ENTRA1 prior to the corresponding Milestone 1 payment. For purposes of this Agreement, a “Third Party” shall include: a. A creditworthy legal entity as reasonably determined by ENTRA1, and if such entity is credit rated, it shall have at the time of execution of the Non- Binding Document, an investment-grade credit rating of BBB- or higher by Standard & Poor’s or Fitch, Baa3 or higher by Moody’s, or an equivalent rating from a recognized credit rating agency in its home jurisdiction, or as otherwise agreed by the Parties (“Creditworthy Party”), and who is a bona fide legal entity (i.e., a legal entity that is in good standing in its place of incorporation and that is not controlled by or under common control with ENTRA1) (“Bona Fide Party”); b. Any entity that includes ENTRA1, the ENTRA1 Affiliate and one or more Creditworthy Parties provided ENTRA1 or the ENTRA1 Affiliate holds no more than fifty percent of the shareholding of that entity; c. Any state or entity, agency or body of the United States’ federal or state governments, provided, however, that for the purpose of this Agreement, a Third Party shall also include any other entity that enters/has entered into, directly or indirectly (through an affiliate), a Non-Binding Document, Milestone 2 Documentation or Milestone 3 Documentation with such state or entity, agency or body of the United States’ federal or state governments; d. Any other entity mutually agreed upon by the Parties, with NuScale represented by its Chief Executive Officer, Chief Financial Officer, or Chief Commercial Officer, each of whom shall independently have the authority to make the decision on behalf of NuScale, and with ENTRA1 represented by its Chief Executive Officer or whomever he designates in writing; e. Any governmental entity, body or agency of a country of the Gulf Cooperation Council or of any country that, at the time of execution of the relevant document, is a party to a valid Agreement for Peaceful Nuclear Cooperation under Section 123 of the U.S. Atomic Energy Act of 1954, as amended (“123 Agreement”), or to a similar treaty with the United States, or has similar authorization from the United States government; and f. Any electric utility company or independent power production company that is subject to any United States or foreign governmental regulator or authority. Any obligation by NuScale for Milestone 1 payments applies solely with respect to a maximum of seventy-two (72) NPMs at any given time (each, a “Milestone 1 Slot”). If ENTRA1 or the ENTRA1 Affiliate receives Milestone 1 payment for an NPM but either (1) does not achieve Milestone 2 or Milestone 3 (as defined below) with respect to such NPM, or (2) elects, in its sole discretion, to remove such NPM from the Milestone 1 Slots, then ENTRA1 shall have the right to designate a substitute NPM in a potential Energy Project for that Milestone 1 Slot and the Parties shall exercise reasonable commercial efforts in working collaboratively to secure a substitute NPM. NuScale accepts and agrees that neither ENTRA1 nor any ENTRA1 Affiliate makes any representation, promise or guarantee regarding its ability to secure such a substitute NPM. No additional payment obligation from NuScale shall be due for such Milestone 1 Slot for the substitute NPM.

If an NPM subsequently achieves the conditions for payment under Milestones 2 or 3 (as defined below), the corresponding Milestone 1 Slot shall be deemed cleared, and a Milestone 1 payment shall be due for any new NPM designated by ENTRA1 for a Milestone 1 Slot that meets the Milestone 1 criteria described in this Section, provided that, notwithstanding anything herein to the contrary, after payment of the first 72 NPMs (which shall be paid in accordance with Section 1(d) of this Agreement) NuScale shall pay ENTRA1 or the relevant ENTRA1 Affiliate the Milestone 1 payment for any new NPM in excess of the first 72 NPMs within one hundred eighty (180) calendar days from the date of the relevant invoice submitted by ENTRA1 or the relevant ENTRA1 Affiliate. ii. Thirty-five percent (35%) of the Milestone Contribution for each NPM (i.e., a payment of [***] for each NPM) shall be payable to ENTRA1 or the ENTRA1 Affiliate upon execution by ENTRA1 or the ENTRA1 Affiliate of a binding power purchase agreement, energy off-take agreement, or document (“Milestone 2 Documentation”) with a Third Party in each case in connection with the development of an Energy Project or the deployment/delivery of one or more NPMs into a potential Energy Project (“Milestone 2”). Such documentation will be shared in part or in full with NuScale at the sole discretion of ENTRA1. Any obligation of NuScale for Milestone 2 payment applies solely with respect to a maximum of forty-eight (48) NPMs at any given time (each, a “Milestone 2 Slot”). Moreover, the Parties agree to the following terms regarding Milestone 2 payments: a. ENTRA1 agrees not to submit invoices for any Milestone 2 payment prior to [***] 2025; b. ENTRA1 agrees not to submit invoices prior to [***] 2027 for Milestone 2 payments for more than [***]; c. Any invoice for the first [***] shall be paid by NuScale in accordance with Section 1(e) of this Agreement; d. For any NPMs in excess of the [***] NPMs, NuScale shall be conditionally obligated to make Milestone 2 payments but payment will be in accordance with the terms of Section 1(a)(ii)(e) below; e. Once the [***] NPMs have been cleared to Milestone 3 stage (either from Milestone 2 or directly from Milestone 1), ENTRA1 may submit invoices starting from [***] 2027 for Milestone 2 payments for all filled but unpaid Milestone 2 Slots and agrees that, notwithstanding anything to the contrary herein, any invoice submitted for NPMs in excess of the [***] NPMs will be paid by NuScale within twelve (12) months from the date of the relevant invoice. For each and every NPM that advances from a Milestone 2 stage to a Milestone 3 stage (as defined below), the corresponding Milestone 2 Slot shall be deemed cleared, and a Milestone 2 payment shall be due for any new NPM designated by ENTRA1 for a Milestone 2 Slot. If ENTRA1 or the ENTRA1 Affiliate receives Milestone 2 payment for an NPM but either (1) does not achieve Milestone 3 (as defined below) with respect to such NPM, or (2) elects, in its sole discretion, to remove such NPM from the Milestone 2 Slots, then ENTRA1 shall have the right to designate a substitute NPM in a potential Energy Project for that Milestone 2 Slot and the Parties shall exercise reasonable commercial efforts in working collaboratively to secure a substitute NPM. NuScale accepts and agrees that neither ENTRA1 nor any ENTRA1 Affiliate makes any representation, promise or guarantee regarding its ability to secure such a substitute NPM. No additional payment obligation from NuScale shall be due for such Milestone 2 Slot for the substitute NPM. Subject to Section 1(b) but notwithstanding any other provision of this Agreement and unless the Parties agree to otherwise in writing, if a project proceeds directly to the execution of Milestone 2 Documentation (without execution of a Non-Binding Document) or Milestone 3 Documentation (without execution of a Non-Binding Document and/or Milestone 2 Documentation), the Milestone 1 and Milestone 2 payments (as applicable) will also be due and paid in accordance with the payment terms set out in this Agreement, and the corresponding Milestone 1 Slots and Milestone 2 Slots for such NPMs shall be considered cleared and free to be used/filled by subsequent NPMs. For purposes of this Section 1(a)(ii), any power purchase agreement, energy off-take agreement or document is expected to include one or more of the following terms or language: (A) offtake volumes or project scope; (B) pricing or tariff structures; (C) term and renewal periods; (D) project location or delivery conditions; (E) termination rights and/or remedies; and/or (F) conditions precedent and/or any governmental or regulatory approvals required to proceed with the project. iii. Fifty percent (50%) of the Milestone Contribution for each NPM (i.e., a payment of [***] for each NPM) shall be paid by NuScale to ENTRA1 or the ENTRA1 Affiliate upon execution by ENTRA1, the ENTRA1 Affiliate, a Third Party or any other party designated by ENTRA1 as a counterparty of an original equipment manufacturing agreement with NuScale or any of its affiliates for NPMs, or such other form of binding documentation in connection with the purchase or deployment of NPMs (“Milestone 3” and “Milestone 3 Documentation”). b. For the avoidance of doubt, if an NPM advances to a Milestone stage but ENTRA1 is not entitled to submit an invoice for a Milestone payment under the conditions set forth in this Section 1 at the time of such advancement, ENTRA1 shall retain the right to submit such invoice and may exercise that right as soon as the conditions permit thereafter. c. All amounts due under Section 1 of this Agreement shall be increased on their respective payment date to reflect an annual calendar year adjustment (on each and every January 1st) based on the greater of five percent (5%) or the annual percentage increase in the U.S. Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, All Items, Not Seasonally Adjusted, as published by the U.S. Bureau of Labor Statistics, or any successor index thereto, calculated for the twelve- month period ending on the immediately preceding December 31 (the “CPI Index”). The adjusted amount shall apply automatically, without further action by either Party, to any Milestone payment becoming due on or after January 1, 2026. In the event that the Parties agree to increase the NPM Price (as defined below) above the greater of five percent (5%) or the annual increase in the CPI Index in any given year, a pro rata adjustment shall also apply to all amounts due to ENTRA1 or the ENTRA1 Affiliate under Section 1 of this Agreement. d. The Parties acknowledge and agree that ENTRA1 has entered into documentation relating to seventy-two (72) NPMs which, had this Agreement been in effect at the time, would have triggered payment obligations under this Agreement. The Parties further acknowledge their mutual understanding that ENTRA1 is entitled to payments in respect of such NPMs. Accordingly, the Parties agree that a [***] shall be paid by NuScale to ENTRA1 as follows: i. 30% of such total amount on or before [***] 2025; ii. 20% of the total amount on or before [***] 2025; and

iii. 50% of such total amount on or before [***] 2026. e. Except as otherwise provided in this Agreement, payments due under this Agreement shall be made in United States Dollars by wire transfer of immediately available funds to the bank account designated by ENTRA1 (or the ENTRA1 Affiliate) within sixty (60) calendar days after submission of an invoice by ENTRA1 (or the ENTRA1 Affiliate) to NuScale by email to the address set out in Section 3(j) below or to NuScale’s Chief Financial Officer, Chief Commercial Officer or Chief Executive Officer. Except as otherwise expressly provided in this Agreement, payments shall be absolute, unconditional and made free and clear from any set-off, counterclaim, deduction, or withholding of any kind, other than as required by applicable law (in which case NuScale shall gross-up the payment). For the avoidance of doubt, payments to ENTRA1 are final, irrevocable, non-cancelable and non-refundable with no recourse available to payer. Time is of the essence with respect to all payment obligations. For the avoidance of doubt, payments due under Section 1(d) shall be paid in accordance with the dates mentioned therein upon issuance of an invoice by ENTRA1. f. If any amount payable under this Agreement is not received by ENTRA1 or the ENTRA1 Affiliate on or before the date on which it is due, the unpaid amount shall accrue interest from and after the due date until paid in full at a rate equal to ten percent (10%) per annum, compounded monthly, calculated on the basis of a 365-day year and the actual number of days elapsed. Interest shall be compounded on the last day of each calendar month on all accrued but unpaid interest. Such interest shall be payable on demand and shall be in addition to, and not in lieu of, any other rights or remedies available to ENTRA1 under this Agreement, at law, or in equity. The Parties acknowledge and agree that such interest is intended to compensate ENTRA1 in part for the loss of use of the funds and is not a penalty. g. NuScale acknowledges and agrees that, absent a prior written agreement between both Parties, it shall not charge or otherwise seek payment in excess of a total, all-inclusive sale price of [***] (“NPM Price”) for each NPM to be delivered to and installed in an Energy Project, initially based on current 2025 pricing. The NPM Price applicable for each calendar year shall be subject to annual adjustment. At least sixty (60) calendar days prior to the start of each calendar year, NuScale shall provide ENTRA1 with updated costs and supporting documentation reasonably sufficient to justify any proposed adjustment. The Parties shall then negotiate in good faith to agree on the NPM Price’s annual adjustment applicable for such calendar year. However, if the Parties have not reached agreement on the applicable NPM Price by the start of the next calendar year, NuScale’s obligation to sell NPMs shall be deferred until such agreement is reached. h. An ENTRA1 Affiliate will be an entity that is controlled by, or is under common control with ENTRA1, where control means the ownership of fifty percent (50%) or more of the voting securities or other ownership interests of an entity, or the power to direct or cause the direction of the management and policies of such entity, whether through ownership, by contract, or otherwise. Section 2. Key SMR Supplier. Subject to applicable antitrust and competition laws, the Parties acknowledge that NuScale shall be considered a key supplier to ENTRA1 with respect to providing its SMR technology and this reflects NuScale’s interest in exploring a collaborative relationship on potential energy projects with ENTRA1. As a key supplier, NuScale shall use its best efforts to ensure that all orders placed by or on behalf of ENTRA1 or the ENTRA1 Affiliate can be promptly satisfied.

For the avoidance of doubt, ENTRA1 retains sole and full discretion to select, contract with, or purchase from NuScale and/or any other suppliers or service providers, whether for similar or different products and services, at any time and for any reason whatsoever. Section 3. General Terms. a. Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall end on December 31, 2045. The Term shall then renew automatically for subsequent twenty-year periods unless either Party gives the other Party a prior written notice to terminate this Agreement at least 12 months prior to the end of the then relevant term. Notwithstanding the expiration or termination of this Agreement, any payment obligation that accrued prior to the effective date of such expiration or termination shall survive and remain due and payable in accordance with the terms of this Agreement. For the avoidance of doubt, payment obligations triggered under any Milestone achieved prior to such expiration or termination shall continue to be enforceable and payable in full, even if such payment becomes due following the effective date of termination or non-renewal. b. Termination. i. Termination for Cause. Either Party may terminate this Agreement upon written notice to the other Party if the other Party becomes insolvent (as declared by a court of a competent jurisdiction in a final non-appealable judgment), makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, or is the subject of any proceeding filed by such other Party under any bankruptcy or insolvency law that is not dismissed within one hundred twenty (120) days. ii. Effect of Termination. Termination of this Agreement shall not affect (i) any rights or obligations of the Parties that accrued prior to the effective date of termination, including payment obligations under any Milestone triggered prior to termination, or (ii) any provisions of this Agreement which by their nature are intended to survive termination or expiration, including without limitation provisions relating to confidentiality, payment obligations, dispute resolution, and governing law. iii. No Waiver of Remedies. Termination pursuant to this Section shall be without prejudice to any other remedies available at law or in equity for breach or default, except as expressly provided herein. c. Force Majeure. Neither Party shall be liable or responsible to the other, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (other than the obligation to make payments when due), when and to the extent such failure or delay is caused by or results from acts beyond the reasonable control of the impacted Party, including, without limitation: acts of God, flood, fire, earthquake, explosion, epidemic or pandemic, war, terrorism, invasion, riot, civil unrest, strikes, labor stoppages or slowdowns, shortage of materials, embargoes, actions by governmental authorities (including but not limited to denial or delay of required permits or approvals), or failure of power or telecommunications. The impacted Party shall provide prompt written notice to the other Party (“Other Party”) of the occurrence of such event and use diligent efforts to end the failure or delay. If such event continues for a period exceeding thirty-six (36) consecutive months and materially frustrates the principal purpose of this Agreement notwithstanding such efforts, the Other Party may, only after good faith consultation and agreement between both Parties and upon at least sixty (60) calendar days’ prior written notice, elect to terminate this Agreement, notwithstanding any other provision of this Agreement. d. Limitation of Liability. Except for NuScale’s payment obligations under this Agreement, neither NuScale nor any of its directors, officers or employees (collectively with NuScale, the “NuScale Covered Persons”) shall be liable to ENTRA1 or ENTRA1 Affiliate pursuant to this Agreement for any indirect, incidental, consequential, special, exemplary, or punitive damages (including but not limited to loss of profits, loss of revenue, loss of business opportunity, or loss of use) whether arising in contract, tort or otherwise, whether foreseeable or not foreseeable, even if advised of the possibility of such damages. NuScale’s aggregate liability under this Agreement shall not exceed the total amounts actually paid or payable by NuScale to ENTRA1 or the ENTRA1 Affiliate under this Agreement during the three (3) year period immediately preceding the event giving rise to the claim. In no event shall ENTRA1, the ENTRA1 Affiliates or any of their affiliates, directors, officers or employees (collectively with ENTRA1 and the ENTRA1 Affiliates, the “ENTRA1 Covered Persons”) have any liability whatsoever (whether in contract, tort, statute, or otherwise) to NuScale, its affiliates, shareholders, directors, officers, or employees arising out of or in connection with this Agreement for any indirect, incidental, consequential, special, exemplary, or punitive damages (including but not limited to loss of profits, loss of revenue, loss of business opportunity, or loss of use), whether foreseeable or not foreseeable, even if advised of the possibility of such damages. The aggregate liability of ENTRA1 and the ENTRA1 Affiliates, collectively, arising out of or in connection with this Agreement (whether in contract, tort, statute or otherwise) shall be the lesser of Fifty Million United States Dollars (USD $50,000,000) or one percent (1%) of the amounts paid to ENTRA1 under this Agreement at the time of the event giving rise to the first claim. NuScale expressly acknowledges and agrees that neither ENTRA1 nor any ENTRA1 Affiliate makes any representation, warranty or guarantee that any Non-Binding Document, Milestone 2 Documentation or Milestone 3 Documentation will be entered into during the Term of this Agreement. Notwithstanding the foregoing, unless otherwise permitted by law, the limitation of liability in this Section 3(d) shall not apply to damages arising from gross negligence, fraud, or willful misconduct of either Party as determined in a final non-appealable judgment of a court of competent jurisdiction. For the avoidance of doubt, (i) no ENTRA1 Covered Person other than ENTRA1 or the relevant ENTRA1 Affiliate shall have liability under this Agreement except to the extent such Covered Person is found liable for its own fraud, willful misconduct, or gross negligence; and (ii) no NuScale Covered Person other than NuScale or a Guarantor (as defined below) shall have liability under this Agreement except to the extent such Covered Person is found liable for its own fraud, willful misconduct, or gross negligence. [***]. e. Non-reliance. Each Party acknowledges and agrees that, in entering into this Agreement, it has not relied upon any representations, warranties, statements, or promises, whether oral or written, express or implied, made by the other Party or its representatives, except as expressly set forth in this Agreement. Each Party further acknowledges that it has had the opportunity to conduct its own due diligence and has independently evaluated the merits of this Agreement and the transactions contemplated hereunder, and that no communication (written or oral) received from the other Party shall be deemed to be an assurance or guarantee as to the expected results pursuant to this Agreement. f. Governing Law; Jurisdiction, Waiver of Jury Trial. This Agreement is governed by the laws of the state of New York without regard to its conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law. The Parties irrevocably submit to the jurisdiction of the state and federal courts of New York, New York located in the City of New York, Borough of Manhattan, with regard to any dispute arising out of or in any way related to this Agreement. EACH PARTY VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. In case of any action or proceeding to collect amounts due under this Agreement, either Party shall be entitled to recover its reasonable attorneys’ fees, court costs and collection expenses from the other Party if such Party prevails in such action or proceeding. g. Power of Authority; Invalidity. Each Party warrants, represents, and covenants that the person signing this Agreement on its behalf has full power and authority to sign on behalf of such Party. If any provision of the Agreement is found to be invalid, illegal, or unenforceable under applicable law, such provision shall be deemed modified to the extent necessary to make it valid, legal, and enforceable. Specifically, if a term, duration, or scope is deemed unenforceable, it shall be replaced with the longest term, duration or scope that is valid and enforceable under applicable law. h. Binding Effect; Assignment; Amendment. Except as otherwise provided herein, this Agreement shall inure to the benefit of each of the Parties and their respective successors and assigns. It shall be binding upon and enforceable solely against the Parties hereto, their respective successors and assigns, and any person that has expressly executed and delivered a written guaranty of a Party’s obligations under this Agreement (each, a “Guarantor”), and against no other person. No shareholder, member, partner, director, officer, employee, or affiliate of any Party, other than a Guarantor, shall have any liability hereunder by reason of such status, and no person shall be deemed a Guarantor absent a separate written guaranty duly executed by such person. Except for payment to ENTRA1 Affiliates which is expressly permitted herein, neither Party may assign or transfer this Agreement, in whole or in part, without the prior written consent of the other Party. This Agreement may be amended or modified only by a written instrument executed by each of the Parties. i. Confidentiality; Public Announcements. a. Confidentiality. The Parties acknowledge that their respective confidentiality obligations are governed by existing nondisclosure agreements between them, and nothing in this Agreement shall be construed to alter those obligations. The Parties further acknowledge that NuScale is a publicly traded company subject to U.S. securities laws and stock exchange requirements and, as such, may disclose a redacted version of this Agreement to the extent required by applicable law or regulation.

Each Party may make disclosures required by law strictly limited to the provisions of this Agreement, including, but not limited to, public filings such as Forms 10-Q, 10-K, 8-K, investor disclosures, and other regulatory or statutory reports and disclosures. In addition, the Parties agree that the text and/or content of any such legally required filing or disclosure about this Agreement, shall, to the extent practicable, be provided to the other Party in advance for review and comment, but (except for any mention of/reference to a third party or the transactions contemplated/entered thereby which require the prior written approval of the other Party) shall not require prior written approval. b. Public Announcements. Except as required by applicable law and subject to Section 3.i.(a) above, neither Party shall issue a press release, public statement, or other external communication or make any disclosure or filing relating to this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. j. Notices. Any and all notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if sent by email to the address below. NuScale: [***] ENTRA1: [***] k. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument. [signature page follows]

The Parties have entered into this Agreement and made it effective on the Effective Date. ENTRA1 ENERGY LLC NUSCALE POWER, LLC /s/ [***] /s/ John L. Hopkins Authorized Signatory Authorized Signatory Name: [***] Name: John L. Hopkins Title: [***] Title: President & CEO